Exhibit 99.1

APOLLO RESIDENTIAL MORTGAGE, INC.

SPECIAL MEETING OF STOCKHOLDERS

This proxy is solicited by the Board of Directors for use at the

Special Meeting of Stockholders on [●], 2016.

The shares of stock you hold in your account or in a dividend reinvestment account, if applicable, as of the close of business on [●], 2016 will be voted as you specify on the reverse side.

If this proxy is executed but no choice is specified, the votes you are entitled to cast will be cast “FOR” Proposals 1, 2 and 3.

By signing this proxy, you appoint Michael A. Commaroto and Gregory W. Hunt, or either of them, with full power of substitution in each of them, to attend the Special Meeting of Stockholders of Apollo Residential Mortgage, Inc. (the “Company”) to be held on [●], 2016 at 9:00 a.m., Eastern Daylight time, at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the “Meeting”), and any postponement or adjournment thereof, to cast on your behalf all votes that you are entitled to cast at the Meeting and to otherwise represent you at the Meeting with all powers possessed by you if personally present at the Meeting. By signing the proxy, you revoke all prior proxies with respect to the Meeting and acknowledge receipt of the Notice of Special Meeting and of the accompanying Proxy Statement, the terms of which are incorporated by reference herein.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE VOTES YOU ARE ENTITLED TO CAST WILL BE CAST AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE CAST “FOR” PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held [●], 2016.

The Joint Proxy Statement/Prospectus is available at:

http://viewproxy.com/apolloresidentialmortgage/2016sm

The Board of Directors Recommends a Vote “FOR” Proposals 1, 2 and 3.	Please mark votes as in this example	☒

1.     Ratification to approve the “First Merger” and the other transactions contemplated by the merger agreement, as described in the joint proxy statement/prospectus filed by the Company on Form S-4 on [●], 2016.

☐ FOR         ☐ AGAINST         ☐ ABSTAIN

3.     Approval, on an advisory, non-binding basis, of the compensation that may be paid or become payable to Apollo Residential Mortgage, Inc.’s named executive officers in connection with the mergers, as described in the joint proxy statement/prospectus filed by the Company on Form S-4 on [●], 2016.

☐ FOR         ☐ AGAINST         ☐ ABSTAIN

2.     Ratification to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the “First Merger” and the other transactions contemplated by the merger agreement, as described in the joint proxy statement/prospectus filed by the Company on Form S-4 on [●], 2016.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

I plan to attend the Special Meeting    ☐

Please mark, date and sign exactly as your name appears on this proxy card and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

Dated

Signature(s) of Stockholder(s)

Title
Please mark, date and sign and return promptly this proxy in the enclosed envelope.
For address changes and/or comments, please write them below

CONTROL NUMBER

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet:	Vote Your Proxy by Phone:	Vote Your Proxy by Mail:

Go to www.cesvote.com	Call 1 (888) 693-8683

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.